AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2007

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

Registration Statement

Under the

Securities Act of 1933

_______________________________

GARDNER DENVER, INC.

(Exact name of each registrant as specified in its respective charter)

Delaware	76-0419383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1800 Gardner Expressway

Quincy, Illinois 62305

(217) 222-5400

(Address, including zip code, and telephone number, including area code, of principal executive offices of each registrant)

_______________________________

Copies to:
Tracy D. Pagliara, Esq. Vice President, Administration, General Counsel & Secretary Gardner Denver, Inc. 1800 Gardner Expressway Quincy, Illinois 62305 (Name and address of agent for service)	Denis P. McCusker, Esq. Bryan Cave LLP One Metropolitan Square, Suite 3600 St. Louis, Missouri 63102 314-259-2455 Fax 314-259-2020

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:                                                                                                                ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:                                                                                                              ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                            ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                 ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.                      ☒

If this Form is a post-effective amendment to a registration filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.                                       ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Debt Securities Preferred Stock (par value $0.01 per share) Common Stock (par value $0.01 per share) (2) Warrants and Warrant Units

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Prices, when determined, may be in United States dollars or the equivalent thereof in one or more foreign currencies units or composite currencies. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee, except for $4,552 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-122422, initially filed with the SEC on January 31, 2005, and that were not sold thereunder.

(2)

Includes associated preferred stock purchase rights. The associated preferred stock purchase rights do not trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.

Gardner Denver, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

_____________________________

This prospectus describes securities which we may offer and sell at various times. A more detailed description of the securities is contained in this prospectus under “Description of Debt Securities,” “Description of our Capital Stock,” and “Description of Warrants and Warrant Units.”

•	The securities may be our senior and senior subordinated debt securities, shares of our preferred or common stock or warrants or warrant units.
•	The securities to be issued under this prospectus may be offered as separate series or issuances at prices and on terms determined at the time of the offering.

We will determine the terms of each series of securities (including, as applicable, the specific designation, aggregate principal amount, interest rates, dividend rates, maturity, redemption provisions, ranking and other terms) at the time of sale, and we will describe those terms in a prospectus supplement which we will deliver together with this prospectus at the time of the sale.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “GDI.” Each prospectus supplement offering any other securities will state whether those securities are listed or will be listed on any national securities exchange.

We may offer the securities in amounts, at prices and on terms determined at the time of the offering. We may sell securities directly to you or through underwriters, dealers or agents. More information about the way we will distribute the securities is under the heading “Plan of Distribution.” Information about the underwriters, dealers or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to that series of securities. In addition, selling security holders to be named in a prospectus supplement may offer, from time to time, the securities being registered by this prospectus.

Investing in these securities involves risks. Before purchasing the securities, see the information under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006.

_______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_______________________________

The date of this prospectus is May 9, 2007.

We have not authorized anyone to give any information or to make any representations concerning the offering of the securities except that which is in this prospectus or in the prospectus supplement which is delivered with this prospectus, or which is referred to under “Where You Can Find More Information.” If anyone gives or makes any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities which are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.

TABLE OF CONTENTS

Where You Can Find More Information	1	Description of Warrants and Warrant Units	15
Forward-Looking Statements	1	Plan of Distribution	16
Information About Gardner Denver	2	Legal Opinion	17
Use of Proceeds	2	Experts	17
Description of Debt Securities	3
Description of Our Capital Stock	10

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1–800–SEC–0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet website at http://www.sec.gov. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.

This prospectus is part of a registration statement we filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC (File No. 001-13215) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 and Item 7.01 (and any exhibits related to such Items) of Form 8-K or other information “furnished” to, and not “filed” with, the SEC) after the date of this prospectus, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006;
•	Our Definitive Proxy Statement on Schedule 14A filed on March 15, 2007;
•	Our Current Report on Form 8-K dated May 3, 2007;
•	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A/A1 dated August 25, 1997 and in our Current Report on Form 8-K dated January 21, 2005; and
•	The description of our common stock contained in our registration statement on Form 8-A dated July 25, 1997.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You should direct any requests for copies to the Investor Relations Department, Gardner Denver, Inc., 1800 Gardner Expressway, Quincy, Illinois 62305, telephone 217-222-5400. You can also find information about the Company at our Internet website at http://www.gardnerdenver.com. Information contained on our website is not incorporated by reference into and does not form any part of this prospectus.

We have filed with the SEC a registration statement to register the securities under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement, as permitted by SEC rules. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above.

                FORWARD-LOOKING STATEMENTS

Certain statements that we include in this prospectus or in a prospectus supplement that is delivered with this prospectus, as well as certain information incorporated by reference which is referred to under the heading “Where You Can Find More Information,” constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature and are subject to uncertainties. Our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated herein by reference, describes certain factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements.

INFORMATION ABOUT GARDNER DENVER

We design, manufacture and market compressor and vacuum products and fluid transfer products. We believe we are one of the world’s leading manufacturers of highly engineered stationary air compressors and blowers for industrial applications. Stationary air compressors are used in manufacturing, process applications and materials handling, and to power air tools and equipment. Blowers are used primarily in pneumatic conveying, wastewater aeration and engineered vacuum systems. We also supply pumps and compressors for original equipment manufacturer applications such as medical equipment, gasoline vapor and refrigeration recovery, printing, packaging and laboratory equipment. In addition, we design, manufacture, market, and service a diverse group of pumps, water jetting systems and related aftermarket parts used in oil and natural gas well drilling, servicing and production and in industrial cleaning and maintenance. We also manufacture loading arms, swivel joints, couplers, valves, fall protection and access equipment used to load and unload ships, tank trucks and rail cars. We believe that we are one of the world’s leading manufacturers of reciprocating pumps used in oil and natural gas well drilling, servicing and production and in water jetting systems.

Our executive offices are located at 1800 Gardner Expressway, Quincy, Illinois 62305 and our telephone number is 217-222-5400.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

Except as we may indicate otherwise in the prospectus supplement which accompanies this prospectus, we intend to use the proceeds of the securities for acquisitions, capital expenditures, repayment of borrowings, working capital and other general corporate purposes. Before we use the proceeds for these purposes, we may invest them in short-term investments. If we decide to use the proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes some of the general terms of the debt securities. The prospectus supplement will describe the particular terms of any debt securities we are offering. The prospectus supplement will also indicate the extent, if any, to which these general provisions may not apply to the debt securities being offered. The debt securities will be either senior debt securities or senior subordinated debt securities. If you would like more information on these provisions, you may review the indentures which appear as exhibits to the registration statement we have filed with the SEC. See “Where You Can Find More Information.”

We will issue the senior debt securities and the senior subordinated debt securities under two separate indentures between us and The Bank of New York Trust Company, NA, formerly known as BNY Midwest Trust Company, as trustee. We are summarizing certain important provisions of the debt securities and these indentures. This is not a complete description of the important terms. You should refer to the specific terms of each indenture for a complete statement of the terms of the indentures and the debt securities issuable thereunder. When we use capitalized terms which we do not define here, those terms have the meanings given in the indentures. Unless otherwise indicated, when we use references to Sections, we mean Sections in both of the indentures.

General

The indentures do not limit the amount of debt securities that we may issue under the indentures, nor do they limit other debt that we may issue. The debt securities will be our unsecured general obligations. The senior debt securities will rank pari passu with all of our other unsecured and unsubordinated obligations. The senior subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in the related prospectus supplement. None of our subsidiaries will have any obligation to guarantee or otherwise pay amounts due under the securities. We may issue senior debt securities and senior subordinated debt securities at various times in different series, each of which may have different terms. If we so indicate in the prospectus supplement for any series, we may treat a subsequent offering of debt securities as a part of the same series as that series.

The prospectus supplement relating to the particular series of debt securities we are offering includes the following information concerning those debt securities:

•	The title of the debt securities.
•	The total principal amount of the series of debt securities, and whether we may treat a subsequent offering of debt securities as a part of the same series as that series.
•	Whether the debt securities are senior debt securities or senior subordinated debt securities and the terms of subordination, if applicable.
•

The date on which the principal and interest will be paid, any rights we may have to extend the maturity of the debt securities and any rights the holders may have to require payment of the debt securities at any time.

•

The interest rate on the debt securities. We may specify a fixed rate or a variable rate, or a rate to be determined under procedures we will describe in the prospectus supplement, and the interest rate may be subject to adjustment.

•

The date or dates from which interest will accrete or accrue, the dates on which we will pay interest on the debt securities and the regular record dates for determining the holders who are entitled to receive the interest payments.

•	Where payments on the debt securities will be made, if it is other than the office mentioned under “Payments on Debt Securities; Transfers” below.
•

If applicable, the prices at which we may redeem all or a part of the debt securities and the time periods during which we may make the redemptions at our option or at your option. The redemptions may be made under a sinking fund or otherwise.

•

Any obligation we may have to redeem, purchase or repay any of the debt securities under a sinking fund or otherwise or at the option of the holder, and the prices, time periods and other terms which would apply.

•

The terms, if any, on which the debt securities may be convertible into or exchangeable for common stock or other of our securities. Such conversion may be mandatory, at the option of the holder, or at our option, and the number any type of our securities to be received by the holders on such conversion may be subject to adjustment.

•	Any additional or different events of default or covenants that will apply to the debt securities.
•	The amounts we would be required to pay if the maturity of the debt securities is accelerated, if it is less than the principal amount.
•	If we will make payments on the debt securities in any currency other than U.S. dollars, the currencies in which we will make the payments.
•	If applicable, the terms under which we or a holder may elect that payments on the debt securities be made in a currency other than U.S. dollars.
•	If amounts payable on the debt securities may be determined by a currency or other index, information on how the payments will be determined.
•	The amount of discount or premium with which such debt securities will be issued.
•	Any other special terms that may apply to the debt securities.

Payments on Debt Securities; Transfers

We will make payments on the debt securities to the persons in whose names the securities are registered at the close of business on the record date for the interest payments. As explained under “Book-Entry Debt Securities” below, the Depository Trust Company or its nominee will be the initial registered holder unless the prospectus supplement provides otherwise.

Unless we indicate otherwise in the prospectus supplement, we will make payments on the debt securities at the Trustee’s office, which is now located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois. Transfers of debt securities can be made at the same offices.

Form and Denominations

Unless we otherwise indicate in the prospectus supplement:

•	We will issue the debt securities of each series only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
•	We will not charge any fee to register any transfer or exchange of the debt securities, except for taxes or other governmental charges, if any.

Certain Restrictions

Creation of Secured Indebtedness

Under the senior indenture, we and our Restricted Subsidiaries (defined below) may not create, assume, guarantee or permit to exist any indebtedness for borrowed money which is secured by a pledge of, or a mortgage or lien on, any Principal Plants (defined below) or on any of our Restricted Subsidiaries’ capital stock, unless we also provide equal and ratable security for the senior debt securities. A “Restricted Subsidiary” is a subsidiary which owns or operates a Principal Plant, unless it is incorporated or has its principal place of business outside the United States, and any other subsidiary which we elect to treat as a Restricted Subsidiary. A “Principal Plant” is any of our production facilities, but does not include a facility which our board of directors determines shall not be treated as a Principal Plant, as long as all such plants which are determined not to be Principal Plants, taken together, are not of material importance to our and our subsidiaries’ total business. Our board of directors may change any such designation of a facility as a Principal Plant or as excluded from the category of Principal Plant at varying times, subject to the limit described in the preceding sentence.

The restriction described in the preceding paragraph does not apply to:

•

purchase money liens, including liens for indebtedness incurred in connection with the acquisition or construction of a Principal Plant (so long as we incur the indebtedness within 180 days after the acquisition or completion of construction of such Principal Plant),

•	liens existing on property when we acquire it,
•	liens on property of a Restricted Subsidiary when it becomes a Restricted Subsidiary,
•

liens to secure the cost of development or construction of property, or improvements of property, and which are released or satisfied within 180 days after completion of the development or construction,

•	liens in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities,
•	liens securing indebtedness to us or a wholly-owned Restricted Subsidiary by a Restricted Subsidiary,
•	liens existing at the date of the senior indenture,
•

liens on property of a corporation existing at the time such corporation is merged with or consolidated with us or a Restricted Subsidiary, or at the time we or a Restricted Subsidiary acquires all or substantially all of the properties of such corporation,

•

liens in favor of the United States government or any U.S. state government incurred in connection with financing the acquisition or construction of properties pursuant to a statute or a contract with any such governmental body, or

•	extensions, renewals or replacements of the liens referred to above.

There is an additional exception described below under “Basket Amount.”

Sale–Leaseback Financings

Under the senior indenture, neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving a Principal Plant, except a sale by us to a Restricted Subsidiary or a sale by a Restricted Subsidiary to us or another Restricted Subsidiary or a lease not exceeding three years, by the end of which we intend to discontinue use of the property, unless:

•	the net proceeds of the sale are at least equal to the fair market value of the property, and
•

within 180 days of the transfer we repay Funded Debt (defined below) and/or make expenditures for the expansion, construction or acquisition of a Principal Plant at least equal to the net proceeds of the sale.

There is an additional exception described below under “Basket Amount.”

Basket Amount

In addition to the exceptions described above under “Creation of Secured Indebtedness” and “Sale–Leaseback Financings,” the senior indenture allows additional secured indebtedness and additional sale–leaseback financings as long as the total of the additional indebtedness and the fair market value of the property transferred in the additional sale–leaseback financings, when added to the permitted Funded Debt described below, does not exceed 10% of our consolidated total assets.

Limitation on Funded Debt of Restricted Subsidiaries

Under the senior indenture, we may not permit any Restricted Subsidiary to create, assume or incur any Funded Debt other than:

•	Funded Debt secured by a mortgage, pledge or lien which is permitted under the provisions described above under “Creation of Secured Indebtedness,”
•	Funded Debt owed to us or any wholly-owned Restricted Subsidiary,
•	Funded Debt of a corporation existing at the time it becomes a Restricted Subsidiary,
•

Funded Debt created in connection with, or with a view to, compliance with the requirements of any program, law, statute or regulation of any federal, state or local governmental authority and applicable to the Restricted Subsidiary and providing financial or tax benefits to the Restricted Subsidiary which are not available directly to us, or not available on as favorable terms,

•	guarantees existing at the date of the senior indenture, and
•

other Funded Debt which, when added to outstanding secured debt and sale-leaseback financings permitted under the provision described under “Basket Amount” above, does not exceed 10% of our consolidated total assets.

“Funded Debt” means indebtedness for money borrowed and indebtedness represented by notes, debentures and other similar evidences of indebtedness, including purchase money indebtedness, having a maturity of more than twelve months from the date of determination or having a maturity of less than twelve months but by its terms being renewable or extendible beyond twelve months at our option, subject only to conditions which we are then capable of fulfilling, and guarantees of similar indebtedness of others, except that Funded Debt does not include:

•	Any indebtedness of a person held in treasury by that person; or
•	Any indebtedness with respect to which sufficient money has been deposited or set aside in trust to pay the indebtedness; or
•	Certain contingent obligations in respect of indebtedness of other persons, such as keep-well, maintenance of working capital or earnings or similar agreements.

Merger

We may not consolidate with or merge into any other corporation or transfer or lease our properties and assets substantially as an entirety unless certain conditions are met, including the assumption of the securities by any successor corporation.

Modification or Amendment of the Indenture

We may modify and amend either indenture if the holders of a majority in principal amount of the applicable outstanding debt securities give their consent, except that no supplemental indenture may reduce the principal amount of or interest or premium payable on any debt security, change the maturity date or dates of principal, the interest payment dates or other terms of payment, or reduce the percentage of holders necessary to approve a modification or amendment of the indenture, without the consent of each holder of such outstanding debt securities affected by the supplemental indenture.

We and the Trustee may amend an indenture without the holders’ consent for certain specified purposes, including any change which is not otherwise inconsistent with the indenture and which does not materially adversely affect the holders’ interests.

Defeasance

The indentures include provisions allowing defeasance of the debt securities of any series. In order to defease debt securities, we would deposit with the Trustee or another trustee money or securities which are direct obligations of or guaranteed by the United States of America sufficient to make all payments on those debt securities. If we make a defeasance deposit with respect to your debt securities, we may elect either:

•

to be discharged from all our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from the restrictions described above relating to liens, sale–leaseback transactions, Funded Debt of Restricted Subsidiaries and certain other restrictions and obligations contained in the indentures (specifically not including, however, our obligation to pay the principal of or interest on any debt securities).

To establish the trust, we must deliver to the Trustee an opinion of our counsel that the holders of the debt securities will not recognize gain or loss for Federal income tax purposes as a result of the defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance had not occurred.

Events of Default, Notice and Waiver

An event of default in respect of any series of debt securities means:

•	default for 30 days in any payment of interest;
•	default in payment of principal or premium when due;
•	default in payment of any sinking fund amount in accordance with the terms of such debt security;
•

default in performance of or breach of any covenant in the indenture which applies to the series which continues for 60 days after notice to us by the Trustee or by the holders of 25% in principal amount of the outstanding debt securities of the affected series;

•	default in our payment of indebtedness which we have incurred or guaranteed exceeding $30 million or acceleration of the maturity such indebtedness exceeding $30 million;
•	certain events of bankruptcy, insolvency and reorganization; and
•	any other events which are designated as Events of Default in respect of that series.

If an event of default occurs and is continuing (other than with respect to certain events of bankruptcy, insolvency or similar Event of Default) in respect of one or more series of debt securities, either the Trustee or the holders of 25% in principal amount of the outstanding debt securities of those series may declare the principal of and accrued interest, if any, on all securities of those series to be due and payable. If a bankruptcy, insolvency or similar Event of Default occurs with respect to us, all outstanding debt securities will be due and payable without notice or any other action on the part of the Trustee or any holder.

Within 60 days after a default in respect of any series of debt securities, the Trustee must give to the holders of the debt securities of that series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the Trustee may withhold the notice if it in good faith determines that it is in the interest of the holders. The term “default” means, for this purpose, the occurrence of any event that, upon notice or lapse of time, would be an Event of Default.

Before the Trustee is required to exercise rights under the indentures at the request of holders, it is entitled to be indemnified by the holders, subject to its duty, during an Event of Default, to act with the required standard of care.

Subject to the Trustee’s duty during a default to act with the required standard of care, the Trustee has the right to be indemnified by the holders of debt securities issued under the indentures before proceeding to exercise any right or power under an indenture at the request of the holders. The holders of a majority in principal amount of the outstanding securities of any series (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee in respect of the securities of that series.

The holders of a majority in principal amount of the outstanding securities of all series affected by a default (voting as a single class) may, on behalf of the holders of all that securities, waive the default except a default in payment of the principal of or premium, if any, or interest on any security. The holders of a majority in principal amount of outstanding securities of all series entitled to the benefits thereof (voting as a single class) may waive compliance with certain covenants under the indentures. We will furnish to the Trustee, annually, a statement as to the fulfillment by us of our obligations under the indentures.

Regarding the Trustee

The Bank of New York Trust Company, NA, formerly known as BNY Midwest Trust Company, is the Trustee under both of the indentures, and also serves as trustee under the Indenture, dated as of May 4, 2005, under which we have issued our 8% Senior Subordinated Notes due 2013. The Bank of New York, an affiliate of the Trustee, is a lender under the Company’s revolving credit agreement, and it and other affiliates of the Trustee provide commercial banking and other services to the Company.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

Book-Entry Debt Securities

The prospectus supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book-entry securities of a series will be issued in the form of one or more global notes that will be deposited with the Depository Trust Company, New York, New York, and will evidence all of the debt securities of that series. This means that we will not issue certificates to each holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest to exercise any rights of a holder of debt securities under the applicable indenture.

We will make payments on each series of book-entry debt securities to DTC or its nominee, as the sole registered owner and holder of the global security. Neither we nor the Trustee, nor any of our agents or the Trustee’s agents, will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to the beneficial ownership interests.

DTC has informed us that, when it receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of the participants.

A global security representing a series will be exchanged for certificated debt securities of that series if (a) DTC notifies us that it is unwilling or unable to continue as Depository or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor within 90 days or (b) we decide that the global security shall be exchangeable. If that occurs, we will issue debt securities of that series in certificated form in exchange for the global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of the series equal in principal amount to that beneficial interest and to have those debt securities registered in its name. We would issue the certificates for the debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

DESCRIPTION OF OUR CAPITAL STOCK

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which we have designated 500,000 shares as Series A Junior Participating Preferred Stock in connection with our stockholder rights plan discussed below. See “Amended and Restated Rights Agreement – Series A Junior Participating Preferred Stock.” As of April 29, 2007, there were 52,877,403 shares of common stock outstanding and no shares of preferred stock were outstanding.

The following summary is not complete and is qualified by reference to the applicable provisions of Delaware law and our certificate of incorporation, by-laws and the amended and restated rights agreement dated as of January 17, 2005, between Gardner Denver, Inc. and National City Bank, as rights agent. This is not a complete description of the important terms of Delaware law, our certificate of incorporation, by-laws or the rights agreement. If you would like more information on the provisions of our certificate of incorporation, by-laws or the rights agreement, you may review our certificate of incorporation, our by-laws and our rights agreement, each of which is incorporated by reference as an exhibit to the registration statement we have filed with the SEC. See “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share they own on all matters voted on by our stockholders. The common stock does not have cumulative voting rights. Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our board of directors, the holders of common stock will be entitled to such dividends as may be declared by our Board, and upon liquidation will be entitled to receive their pro rata portion of our assets available for distribution to the holders of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. The transfer agent and registrar for our common stock is National City Bank.

Preferred Stock

Our board of directors has the authority to issue the preferred stock in one or more series and to fix certain of the rights, preferences, privileges and restrictions applicable to such series, including the annual dividend rate, the time of payment for dividends, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends will begin to accrue, redemption terms (including sinking fund provisions), redemption price or prices, liquidation preferences, the extent of the voting powers, if any, and conversion rights. In connection with the adoption of a stockholder rights plan, we have designated 500,000 shares of preferred stock as Series A Junior Participating Preferred Stock. See “Amended and Restated Rights Agreement – Series A Junior Participating Preferred Stock.” The prospectus supplement will describe the specific terms of any preferred stock we are offering.

Certain Provisions of Delaware Law, Our Certificate of Incorporation and By-Laws

General.

Delaware law, our certificate of incorporation and our by-laws contain provisions that could make it more difficult for someone to acquire control of us by means of a tender offer, open market purchases, a proxy contest or otherwise.

Classified Board of Directors; Removal of Directors.

Our by-laws provide that we shall have at least three and not more than nine directors, with the exact numbers of directors to be determined from time to time by a majority of our entire board of directors.

We currently have nine directors. The directors are divided into three classes, as nearly equal in number as is possible, serving staggered three-year terms. With a classified board of directors, at least two annual meetings of stockholders, instead of one, is generally required to effect a change in a majority of the Board’s members. As a result, the classification of the Board may discourage proxy contests for the election of directors, unsolicited tender offers or purchases of a substantial block of the common stock because it could prevent an acquirer from obtaining control of the board of directors in a relatively short period of time. In addition, pursuant to Delaware law and our certificate of incorporation, a director or the entire board of directors may be removed only for cause and only by the affirmative vote of holders of at least a majority of the outstanding shares of common stock entitled to vote. As a result, a classified board of directors delays stockholders who disagree with the policies of the board of directors from replacing directors, unless they can demonstrate that the directors should be removed for cause and obtain the requisite vote.

Filling Vacancies on the Board.

Our by-laws provide that, subject to the rights of holders of any shares of preferred stock, vacancies on the board of directors may be filled only by a majority of the board of directors then in office, even if less than a quorum, or by the sole remaining director. Accordingly, the Board could temporarily prevent any stockholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new directorships with its own nominees.

No Stockholder Action by Written Consent; Special Meetings.

Stockholder action can be taken only at an annual or special meeting of stockholders. Stockholder action by written consent in lieu of a meeting is prohibited. The special meetings of stockholders may be called only by the President or Secretary upon the request of a majority of the entire board of directors or upon the request, in writing, of stockholders owning a majority of the issued capital stock entitled to vote at such meeting. Business conducted at any special meeting is limited to the purposes specified in the written notice of the meeting. The provision prohibiting stockholder action by written consent may delay consideration of a stockholder proposal until the next annual meeting (unless a special meeting is called). These provisions prevent the holders of a majority of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors from using the written consent procedure to take stockholder action and from taking action by consent without giving all the stockholders entitled to vote on a proposed action the opportunity to participate.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals.

Our by-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for directors and with regard to business to be brought before an annual or special meeting of stockholders. The nomination procedure provides that, subject to any rights of holders of preferred stock, only persons who are nominated by or at the direction of the board of directors or by a stockholder who has given timely written notice to the Secretary prior to the meeting at which directors are to be elected will be eligible for election as directors. The business procedure provides that at an annual or special meeting only such business may be conducted as has been specified in the notice of meeting, brought before the meeting by or at the direction of the board of directors or by a stockholder who has given timely written notice to our Secretary of such stockholder’s intention to bring such business before the meeting. If the officer presiding at a meeting determines that a person was not nominated in accordance with the nomination procedure, the nomination shall be disregarded. If the presiding officer determines that business was not brought before the meeting in accordance with the business procedure, the business will not be transacted. Although the by-laws do not give the Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that such stockholder became an interested stockholder unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certain Certificate of Incorporation and By-Law Provisions.

Under Delaware law, stockholders have the right to adopt, amend or repeal the by-laws of a corporation. In addition, if the certificate of incorporation so provides, the by-laws may be amended by the board of directors. Our certificate of incorporation provides that our by-laws may be amended by the affirmative vote of the majority of the board of directors.

Our by-laws provide that the stockholders may amend the by-laws by an affirmative vote of the majority entitled to vote, provided, however, the affirmative vote of the holders of at least 80% of our outstanding shares entitled to vote is required to amend provisions relating to special meetings of the stockholders, provisions relating to the number, election, term and classification of members of our board of directors, and provisions relating to the stockholders and/or board of directors’ ability to amend the by-laws. Provisions set forth in our certificate of incorporation relating to the removal of directors and the prohibition of stockholder action without a meeting may be amended only by the affirmative vote of the holders of at least 80% of our outstanding shares.

Amended and Restated Rights Agreement

Under our stockholder rights plan, as adjusted by reason of the 100% stock split in the form of a stock dividend that we effected on June 1, 2006, we authorized the issuance of one preferred stock purchase right for every two outstanding shares of common stock. The amended and restated rights agreement between the Company and National City Bank, as rights agent, contains the terms of the stockholder rights plan. The summary description of the rights agreement and the Series A Junior

Preferred Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the rights agreement and the certificate of designation for the Series A Junior Preferred Stock, which are incorporated by reference into this registration statement.

Exercisability of Rights.

Under the rights agreement, as adjusted by reason of the 100% stock split in the form of a stock dividend that we effected on June 1, 2006, each share of our common stock carries with it an associated one-half of a right. When exercisable, each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.0l, at a purchase price of $145 per one-one hundredth of a share, subject to certain adjustments. For a description of the terms of the Series A Junior Participating Preferred Stock. See “– Series A Junior Participating Preferred Stock.”

The rights will not become exercisable until the earlier of: (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of common stock (the “Stock Acquisition Date”), or (ii) 10 business days (or such later date as the board of directors shall determine) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of common stock. The rights will expire at the close of business on January 31, 2015, unless earlier redeemed by us as described below.

Until a right is exercised, the holder of the right will have no rights as a stockholder, including the right to vote or to receive dividends, other than by virtue of common stock associated with such right that is also owned by such holder.

“Flip In” Feature.

In the event (i) we are the surviving corporation in a merger or other business combination with an Acquiring Person (or any associate or affiliate thereof) and our common stock remains outstanding and unchanged, (ii) any person becomes the beneficial owner of 15% or more of the then outstanding shares of our common stock (except pursuant to (A) certain consolidations or mergers involving us or sales or transfers of the combined assets or earning power of us and our subsidiaries or (B) an offer for all of the outstanding shares of common stock at a price and upon terms and conditions determined by a majority of the board of directors to be in our and our stockholders best interest), or (iii) there occurs a reclassification of securities, a recapitalization or any of certain business combinations or other transactions (other than certain consolidations and mergers involving us and sales or transfers of the combined assets or earning power of us and our subsidiaries) involving us or any of our subsidiaries which has the effect of increasing by more than 1% the proportionate share of any class of our outstanding equity securities or any of our subsidiaries beneficially owned by an Acquiring Person (or any associate or affiliate thereof), each holder of a right (other than an Acquiring Person, certain related parties and transferees) will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities) having a value equal to two times the exercise price of the right. Following the occurrence of any of the events set forth in this paragraph, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any Acquiring Person will be null and void.

“Flip Over” Feature.

If at any time following the Stock Acquisition Date:

•	We are acquired in a merger or business combination transaction in which we are not the surviving corporation;

•

We are the surviving corporation in a consolidation or merger pursuant to which all or part of the outstanding shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

•

more than 50% of the combined assets or earning power of our and our subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets or earning power by or to our subsidiaries as specified in the rights agreement), each holder of a right shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring company having a value equal to two times the exercise price of the right.

In order to prevent dilution, the purchase price payable, the number and kind of shares covered by each right and the number of rights outstanding are subject to adjustment from time to time in accordance with the terms of the rights agreement.

Redemption of Rights.

Generally, at any time until 10 business days following the Stock Acquisition Date, we may redeem the rights in whole, but not in part, at a price of $0.0l per right (payable in cash, shares of common stock or other consideration deemed appropriate by the board of directors). Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $0.0l redemption price.

Series A Junior Participating Preferred Stock.

Each share of Series A Junior Participating Preferred Stock purchased upon exercise of the rights will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (i) $2.50 per share, and (ii) 100 times the dividend, if any, declared per share of common stock. In the event of liquidation, the holders of the Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment equal to 100 times the par value per share plus an amount equal to accrued and unpaid dividends and distributions to the date of such payment. Each share of Series A Junior Participating Preferred Stock will have 100 votes and, except as otherwise provided in the certificate of incorporation or applicable law, will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount per share of common stock received in such merger, consolidation or other transaction. These rights are protected by customary anti-dilution provisions. The shares of Series A Junior Participating Preferred Stock will, if issued, be junior to any other series of preferred stock authorized and issued by us, unless the terms of the series provide otherwise. Because of the nature of the Series A Junior Participating Preferred Stock’s dividend, liquidation and voting rights, the value of one one-hundredth of a share of Series A Junior Participating Preferred Stock purchasable upon the exercise of each right should approximate the value of one share of common stock.

Indemnification Agreements and Insurance

We maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was our director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against certain claims asserted against him or her and liabilities incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power or the obligation to indemnify him against such liability under the provisions of our certificate of incorporation and by-laws.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require us to indemnify the officers and directors to the fullest extent permitted by law and to advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements, and cover executive officers and directors under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our certificate of incorporation and by-laws, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or by the stockholders to eliminate the rights it provides. Such unilateral action is possible with respect to the relevant provisions of the by-laws, at least as to prospective elimination of such rights.

DESCRIPTION OF WARRANTS AND WARRANT UNITS

We may issue warrants, including warrants to purchase debt securities, common stock or preferred stock or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount, and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants, including adjustments in the exercise price;
•	information with respect to book-entry procedures, if any;
•	a discussion of any material federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described in the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

We may sell the securities to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers, through agents or through any combination of such methods. In addition, selling security holders to be named in a prospectus supplement may offer, from time to time, the securities being registered by this prospectus. Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by the prospectus supplement.

We may distribute the securities at different times in one or more transactions. We may sell the securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In connection with the sale of the securities, if we or the selling security holders use underwriters, such underwriters may receive compensation from us, the selling security holders or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriter or agent, and we will describe any compensation, in the prospectus supplement.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act of 1933.

We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase the securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of securities, we will indicate that in the prospectus supplement.

In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Finally, underwriters may reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

Each series of securities (other than our common stock) offered will be a new issue of securities and will have no established trading market. The securities (other than our common stock) may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities offered (other than with respect to our common stock). Any underwriters to whom securities are sold by us or selling security holders for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL OPINION

Bryan Cave LLP, St. Louis, Missouri, as our counsel, will opine upon the legality of the securities.

EXPERTS

The consolidated financial statements of Gardner Denver, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated in this prospectus in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, as stated in their reports dated February 27, 2007, which are incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The report dated February 27, 2007 on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered hereby, assuming one issuance of securities:

Registration Fee	$(1)
Printing and Engraving	15,000	*
Trustee’s Charges	10,000	*
Accounting Fees	15,000	*
Rating Agency Fees	250,000	*
Legal Fees	90,000	*
Miscellaneous	20,000	*
Total	$400,000	*
* Estimated

(1)  Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, except for $4,552 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-122422, initially filed with the SEC on January 31, 2005, and that were not sold thereunder.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our certificate of incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was our director or officer (or was serving at our request as a director or officer for another entity) while serving in such capacity will be indemnified and held harmless by us to the full extent authorized or permitted by Delaware law. The certificate of incorporation also provides that no director will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such a director as a director to the full extent authorized or permitted by Delaware law. A director, however, will be liable to the extent provided by applicable law for:

1.	any breach of the director’s duty of loyalty to us or our stockholders;
2.	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
3.	violations of Section 174 of the Delaware General Corporation Law; or
4.	any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement relating to Debt Securities of Gardner Denver, Inc.*
1.2	Form of Underwriting Agreement relating to Equity/Warrants of Gardner Denver, Inc.*
3.1

Certificate of Incorporation of Gardner Denver, Inc., as amended on May 3, 2006, filed as Exhibit 3.1 to Gardner Denver, Inc.’s Current Report on Form 8-K, dated May 3, 2006 (SEC File No. 001-13215), and incorporated herein by reference.

3.2

Bylaws of Gardner Denver, Inc., as amended on July 31, 2001, filed as Exhibit 3.2 to Gardner Denver, Inc.’s Quarterly Report on Form 10-Q, filed on August 13, 2001 (SEC File No. 001-13215), and incorporated herein by reference.

4.1

Amended and Restated Rights Agreement, dated as of January 17, 2005, between Gardner Denver, Inc. and National City Bank as Rights Agent, filed as Exhibit 4.1 to Gardner Denver, Inc.’s Current Report on Form 8-K, dated January 21, 2005, and incorporated herein by reference.

4.2

Form of Senior Indenture between Gardner Denver, Inc. and The Bank of New York Trust Company, NA, formerly known as BNY Midwest Trust Company, as Trustee, relating to Senior Debt Securities (including form of Senior Debt Security) filed as Exhibit 4.2 to Gardner Denver, Inc.’s Registration Statement on Form S-3, dated September 24, 2003 (File No. 333-109086), and incorporated herein by reference.

4.3

Form of Senior Subordinated Indenture between Gardner Denver, Inc. and The Bank of New York Trust Company, NA, formerly known as BNY Midwest Trust Company, as Trustee, relating to Senior Subordinated Debt Securities (including form of Senior Subordinated Debt Security) filed as Exhibit 4.3 to Gardner Denver, Inc.’s Registration Statement on Form S-3, dated September 24, 2003 (File No. 333-109086), and incorporated herein by reference.

4.4	Form of Preferred Stock Certificate.*
4.5	Form of Warrant Agreement.*
5.1	Opinion of Bryan Cave LLP.
12

Calculation of Ratio of Earnings to Fixed Charges filed as Exhibit 12 to Gardner Denver, Inc.’s Annual Report on Form 10-K, filed on March 1, 2007 (SEC File No. 001-13215), and incorporated herein by reference.

23.1	Consent of KPMG LLP.
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).
24.1	Powers of Attorney executed by certain of the officers and directors of the Registrant (included in signature page).
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, NA, as Trustee under the Senior Indenture.
25.2	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, NA, as Trustee under the Senior Subordinated Indenture.
*	If required, this exhibit will be filed in an amendment to this registration statement or as an exhibit to a document to be incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and 1(c) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.        That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

8.        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned registrant, thereunto duly authorized, in the County of Adams, State of Illinois, on May 9, 2007.

GARDNER DENVER, INC.

By:	/s/ Helen W. Cornell
Helen W. Cornell Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Helen W. Cornell, Tracy D. Pagliara and Michael A. Sommer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933), and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done under this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Ross J. Centanni	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 9, 2007
Ross J. Centanni /s/ Helen W. Cornell	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	May 9, 2007
Helen W. Cornell /s/ David J. Antoniuk	Vice President and Corporate Controller (Principal Accounting Officer)	May 9, 2007
David J. Antoniuk /s/ Donald G. Barger, Jr.	Director	May 9, 2007
Donald G. Barger, Jr. /s/ Frank J. Hansen	Director	May 8, 2007
Frank J. Hansen

Signature	Title	Date
/s/ Raymond R. Hipp	Director	May 8, 2007
Raymond R. Hipp /s/ Thomas M. McKenna	Director	May 9, 2007
Thomas M. McKenna /s/ David D. Petratis	Director	May 8, 2007
David D. Petratis /s/ Diane K. Schumacher	Director	May 9, 2007
Diane K. Schumacher /s/ Charles L. Szews	Director	May 9, 2007
Charles L. Szews /s/ Richard L. Thompson	Director	May 8, 2007
Richard L. Thompson

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement relating to Debt Securities of Gardner Denver, Inc.*
1.2	Form of Underwriting Agreement relating to Equity/Warrants of Gardner Denver, Inc.*
3.1

Certificate of Incorporation of Gardner Denver, Inc., as amended on May 3, 2006, filed as Exhibit 3.1 to Gardner Denver, Inc.’s Current Report on Form 8-K, dated May 3, 2006 (SEC File No. 001-13215), and incorporated herein by reference.

3.2

Bylaws of Gardner Denver, Inc., as amended on July 31, 2001, filed as Exhibit 3.2 to Gardner Denver, Inc.’s Quarterly Report on Form 10-Q, filed on August 13, 2001 (SEC File No. 001-13215), and incorporated herein by reference.

4.1

Amended and Restated Rights Agreement, dated as of January 17, 2005, between Gardner Denver, Inc. and National City Bank as Rights Agent, filed as Exhibit 4.1 to Gardner Denver, Inc.’s Current Report on Form 8-K, dated January 21, 2005, and incorporated herein by reference.

4.2

Form of Senior Indenture between Gardner Denver, Inc. and The Bank of New York Trust Company, NA, formerly known as BNY Midwest Trust Company, as Trustee, relating to Senior Debt Securities (including form of Senior Debt Security) filed as Exhibit 4.2 to Gardner Denver, Inc.’s Registration Statement on Form S-3, dated September 24, 2003 (File No. 333-109086), and incorporated herein by reference.

4.3

Form of Senior Subordinated Indenture between Gardner Denver, Inc. and The Bank of New York Trust Company, NA, formerly known as BNY Midwest Trust Company, as Trustee, relating to Senior Subordinated Debt Securities (including form of Senior Subordinated Debt Security) filed as Exhibit 4.3 to Gardner Denver, Inc.’s Registration Statement on Form S-3, dated September 24, 2003 (File No. 333-109086), and incorporated herein by reference.

4.4	Form of Preferred Stock Certificate.*
4.5	Form of Warrant Agreement.*
5.1	Opinion of Bryan Cave LLP.
12

Calculation of Ratio of Earnings to Fixed Charges filed as Exhibit 12 to Gardner Denver, Inc.’s Annual Report on Form 10-K, filed on March 1, 2007 (SEC File No. 001-13215), and incorporated herein by reference.

23.1	Consent of KPMG LLP.
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).
24.1	Powers of Attorney executed by certain of the officers and directors of the Registrant (included in signature page).
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, NA, as Trustee under the Senior Indenture.
25.2	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, NA, as Trustee under the Senior Subordinated Indenture.

*	If required, this exhibit will be filed in an amendment to this registration statement or as an exhibit to a document to be incorporated by reference herein.